                                                                  Exhibit 23(a)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-22905 of Fifth Third Bancorp on Form S-3 of our report dated January 15, 1997, incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------

Cincinnati, Ohio
March 12, 1997